As Filed with the Securities and Exchange Commission on December 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Axe Compute Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-1007393
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
91 43rd Street, Suite 110 Pittsburgh, Pennsylvania	15201
(Address of registrant’s principal executive offices)	(Zip Code)

 2024 Equity Incentive Plan, as amended

(Full title of the plan)

Josh Blacher

Chief Financial Officer

Axe Compute Inc.

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(412) 432-1500

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering an additional 1,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Axe Compute Inc. (f/k/a Predictive Oncology Inc.), a Delaware corporation (the “Company” or “Registrant”), reserved for issuance under the Registrant’s 2024 Equity Incentive Plan, as amended (the “Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-286292) on Form S-8 was filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 1, 2025 (the “Prior Registration Statement”). These additional shares of Common Stock were reserved for issuance in connection with the amendment to the Plan, which was approved by stockholders on November 25, 2025 at the Company’s 2025 Annual Meeting of Stockholders.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, except that the provisions contained in Part II of such Prior Registration Statement are modified as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025 (the “Annual Report”);

•	all other reports filed with the Commission pursuant to Sections 13(a) or 15(d) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

•	the description of the Registrant’s common stock included as Exhibit 4.7 to the Annual Report, including any amendment or report filed for purposes of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

Exhibit Number	Description

4.1	Certificate of Incorporation (Filed on December 19, 2013 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.2	Certificate of Amendment to Certificate of Incorporation to effect reverse stock split and reduction in authorized share capital filed with the Delaware Secretary of State on October 20, 2014. (Filed on October 24, 2014 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference)

4.3	Certificate of Amendment to Certificate of Incorporation regarding increase in share capital, filed with the Delaware Secretary of State on July 24, 2015. (Filed on June 30, 2015 as an appendix to our Information Statement on Schedule 14C and incorporated herein by reference).

4.4	Certificate of Amendment to Certificate of Incorporation to increase authorized share capital, filed with the Delaware Secretary of State on September 16, 2016. (Filed on September 16, 2016 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.5	Certificate of Amendment to Certificate of Incorporation to effect reverse stock split and reduction in authorized share capital, filed with the Delaware Secretary of State on October 26, 2016. (Filed on October 27, 2016 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.6	Certificate of Amendment to Certificate of Incorporation regarding increase in share capital, filed with the Delaware Secretary of State on January 26, 2017. (Filed on January 27, 2017 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.7	Certificate of Amendment to Certificate of Incorporation to effect reverse stock split, filed with the Delaware Secretary of State on January 2, 2018. (Filed on January 2, 2018 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.8	Certificate of Amendment to Certificate of Incorporation to effect name change, filed with the Delaware Secretary of State on February 1, 2018. (Filed on February 6, 2018 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.9	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock. (Filed on August 20, 2015 as an exhibit to our Registration Statement on Form S-1 (File No. 333-198962) and incorporated herein by reference).

4.10	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock. (Filed on November 29, 2017 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.11	Certificate of Amendment to Certificate of Incorporation dated March 22, 2019. (Filed on March 22, 2019 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.12	Certificate of Designation Of Preferences, Rights And Limitations of Series D Convertible Preferred Stock. (Filed on April 1, 2020 as an exhibit to our Annual Report on Form 10-K and incorporated herein by reference).

4.13	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock Effective June 13, 2019. (Filed on June 19, 2019 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.14	Certificate of Amendment of Certificate of Incorporation, changing name from Precision Therapeutics Inc. to Predictive Oncology Inc. (Filed on June 13, 2019 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference).

4.15	Certificate of Amendment of Certificate of Incorporation, amending number of shares of common stock and preferred stock, effecting a reverse stock split. (Filed on October 28, 2019 as an exhibit to our Current Report on Form 8-K).

4.16	Certificate of Amendment to the Certificate of Incorporation, doubling number of shares of common stock and preferred stock due to stock split. (Filed on August 19, 2021 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.17	Certificate of Designation of Series F Preferred Stock (Filed on March 16, 2023 as an exhibit to the Form 8-A and incorporated herein by reference).

4.18	Certificate of Amendment to Certificate of Incorporation (Filed on April 20, 2023 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.19	Certificate of Amendment to Certificate of Incorporation (Filed on September 25, 2025 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

4.20	Certificate of Amendment to Certificate of Incorporation (Filed on December 11, 2025 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)..

4.21	Third Amended and Restated Bylaws of the Company, effective as of December 11, 2025 (Filed on December 11, 2025 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference).

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

23.3*	Consent of BDO USA, P.C.

24*	Powers of Attorney (included in the signature page hereto)

99.1	Predictive Oncology Inc. 2024 Equity Incentive Plan (incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the Commission on October 27, 2025).

99.2	Amendment to Predictive Oncology Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 25, 2025).

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 12, 2025.

Axe Compute Inc.

By:	/s/ Josh Blacher
Name: Josh Blacher
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Raymond Vennare and Josh Blacher, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on December 12, 2025.

Signatures	Title

/s/ Raymond F. Vennare	Chief Executive Officer
Raymond F. Vennare	(Principal executive officer)

/s/ Josh Blacher	Chief Financial Officer
Josh Blacher	(Principal financial and accounting officer)

/s/ Chuck Nuzum	Director
Chuck Nuzum

/s/ Daniel E. Handley	Director
Daniel E. Handley

/s/ Gregory St. Clair Sr.	Director
Gregory St. Clair Sr.

/s/ Shawn Matthews	Director
Shawn Matthews

/s/ Matthew Hawryluk	Director
Matthew Hawryluk

/s/ Veena Rao	Director
Veena Rao